Exhibit 99.1

HYLIION ACQUIRES REVOLUTIONARY HYDROGEN AND FUEL

AGNOSTIC GENERATOR TECHNOLOGY FROM GE

●	Generator to be integrated into Hyliion’s Hypertruck powertrain platform to offer a next generation fuel agnostic semi-truck solution

●	KARNO generator is expected to be 20%+ more efficient than today’s leading generators; achieved by 3D printing of thermal components and innovative fuel to electricity conversion

●	Will be capable of operating on over 20 different fuels, including hydrogen, with significant emissions improvements

AUSTIN, TX – Hyliion Holdings Corp. (NYSE: HYLN) (“Hyliion”), a leader in electrified powertrain solutions for Class 8 semi-trucks, announced today it has entered into a definitive agreement to acquire a new hydrogen and fuel agnostic capable generator (“KARNO”) from GE Additive – part of GE (NYSE: GE) – a world leader in metal additive technologies and manufacturing.

“Solving climate change, whether through adopting electric vehicles or reducing emissions from manufacturing sites, requires clean, efficient and dependable electricity. Hyliion will leverage the KARNO as the next generation generator onboard the Hypertruck, creating a solution that will operate on various fuel sources that are available today, while remaining future-proofed to run on hydrogen when it becomes widely accessible,” said Thomas Healy, Founder and CEO of Hyliion.

The KARNO generator emerged out of GE’s long-running R&D investments in metal additive manufacturing across multiple industries and in areas such as generator thermal and performance design. Initial testing indicates the KARNO generator is expected to comply with all current and foreseeable emissions standards, specifically from CARB and EPA, even when utilizing conventional fuels.

The technology is expected to achieve a 20%+ efficiency improvement over today’s conventional generators and could be more efficient than most available fuel cells. These efficiency improvements should, in turn, enable fuel cost reductions and improved vehicle range. The technology should also provide for significant reductions in noise, vibration, moving parts and maintenance as compared to current combustion engines

The KARNO power system will be capable of operating on over 20 different fuels including hydrogen, natural gas, propane, ammonia and conventional fuels. The technology uses heat to drive a sealed linear generator to produce electricity. The heat is produced by reacting fuels through flameless oxidation or other heat sources including renewables.

In late 2023, Hyliion plans to first release the Hypertruck ERX powertrain, which leverages a natural gas engine as the generator onboard. In the years following, Hyliion plans to release the Hypertruck KARNO, its fuel agnostic variant, as phase two in the Hyliion journey to a hydrogen-based future. Hyliion will also explore other adjacent markets to leverage this technology for cost savings and emissions reductions.

The transaction is subject to customary closing conditions and is expected to close by the end of Q3 2022. With an acquisition value of ~$37million, GE will receive $15 million in cash and approximately $22 million in Hyliion stock. Hyliion will acquire the generator technology and integrate the Cincinnati-based engineering team that created the KARNO system into Hyliion.

KARNO Announcement Conference Call

Hyliion will host a webcast at 12:00 p.m. EST / 11:00 a.m. CST on Thursday, August 25 to discuss the acquisition and technology in greater detail. The live webcast of the call, as well as an archived replay following, will be available online on the Investor Relations section of Hyliion’s website. Those wishing to participate can access the call using the link or dial-in information below:

Webcast:

https://event.on24.com/wcc/r/3916718/AA88C1EC4D32D86AE5EE69A67326FB1E

Conference Call Dial-In Details:

Conference ID: 38179

Participant Toll-Free Dial-In Number: 1 (888) 770-7112

Participant Toll Dial-In Number: 1 (929) 203-1926

About the Hypertruck

The Hypertruck is an electric powertrain that is recharged by an onboard generator for Class 8 commercial trucks that aims to provide lower operating costs, emissions reductions, and superior performance. The initial product variant to come to market is the Hypertruck ERXTM which leverages an onboard natural gas engine as the generator. The Hypertruck Fuel Agnostic will leverage the KARNO fuel agnostic generator to produce electricity. Hyliion also plans to release a Hypertruck Fuel Cell, which will only operate on hydrogen.

About Hyliion

Hyliion’s mission is to reduce the carbon intensity and greenhouse gas (GHG) emissions of Class 8 commercial trucks by being a leading provider of electrified powertrain solutions. Leveraging advanced software algorithms and data analytics capabilities, Hyliion offers fleets an easy, efficient system to decrease fuel and operating expenses while seamlessly integrating with their existing fleet operations. Headquartered in Austin, Texas, Hyliion designs, develops, and sells electrified powertrain solutions that are designed to be installed on most major Class 8 commercial trucks, with the goal of transforming the commercial transportation industry’s environmental impact at scale. For more information, visit www.hyliion.com.

Forward Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding Hyliion and its future financial and operational performance, as well as its strategy, future operations, estimated financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used in this press release, including any oral statements made in connection therewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Hyliion expressly disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements herein, to reflect events or circumstances after the date of this press release. Hyliion cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Hyliion. These risks include, but are not limited to, Hyliion’s ability to disrupt the powertrain market, Hyliion’s focus in 2022 and beyond, the effects of Hyliion’s dynamic and proprietary solutions on its commercial truck customers, accelerated commercialization of the Hypertruck ERX™, the ability to meet 2022 and future product milestones, the impact of COVID-19 on long-term objectives, the ability to reduce carbon intensity and greenhouse gas emissions, the expected performance and integration of the KARNO generator and system, and the other risks and uncertainties set forth in “Risk Factors” section of Hyliion’s annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 24, 2022 for the year ended December 31, 2021. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, actual results and plans could different materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact Hyliion’s operations and projections can be found in its filings with the SEC. Hyliion’s SEC Filings are available publicly on the SEC’s website at www.sec.gov, and readers are urged to carefully review and consider the various disclosures made in such filings.

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Hyliion Holdings Corp.

Ryann Malone

press@hyliion.com

(833) 495-4466

Sharon Merrill Associates, Inc.

Nicholas Manganaro

hyln@investorrelations.com

(617) 542-5300